UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Vantage Drilling International

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	333-159299	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc. 777 Post Oak Boulevard Suite 800
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 404-4700

(Not applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2021, the board of directors of Vantage Drilling International (the “Company” or “Vantage”) ratified and approved the entry into that certain Share Purchase Agreement (the “Agreement”) by one of its directly-held subsidiaries, Vantage Holdings International (“VHI”), with ADES Arabia Holding (“ADES Arabia”), a subsidiary of ADES International Holding (“ADES”), pursuant to which VHI has agreed to sell to ADES Arabia all of the issued and outstanding equity of VHI’s wholly-owned subsidiary, Emerald Driller Company (“EDC”) for a purchase price of US$170,000,000 in cash subject to certain adjustments. In addition, Vantage will receive certain amounts reimbursing it for the Sapphire Driller and Aquamarine Driller Qatari contracts preparation and mobilization costs incurred prior to closing. EDC is the owner of the Emerald Driller jackup rig, which is operating in Qatar, and will own prior to the closing of the sale transaction the Sapphire Driller jackup rig and the Aquamarine Driller jackup rig, which are expected to commence operations in Qatar in the first and second quarter of 2022, respectively. In addition, at closing of the transaction, subsidiaries of Vantage and ADES agreed to enter into a support services agreement, pursuant to which a subsidiary of Vantage will provide support services to ADES Arabia in respect of the three rigs operating in Qatar for three years. ADES is a 49% partner in the Company’s ADVantage Drilling Services SAE joint venture in Egypt.

The Agreement became effective on December 20, 2021. Closing under the Agreement is expected to occur during the second quarter of 2022 and is subject to customary closing conditions. The Company continues to evaluate potential uses of the proceeds from the transaction.

Item 8.01 Other Events.

On December 21, 2021, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

***

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings that it may be required to make, or may otherwise voluntarily make, with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release of Vantage Drilling International, dated December 21, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGE DRILLING INTERNATIONAL

Date:	December 21, 2021	By:	/s/ DOUGLAS E. STEWART
Douglas E. Stewart Chief Financial Officer and General Counsel